CONSENT OF ANSTISS & CO., P.C.


      We consent to the incorporation by reference in the Registration Statement of Computer Data Systems, Inc. (Form S-3 No. 333-17739) and in the Registration Statement pertaining to the Computer Data Systems, Inc. 1991 Long-Term Incentive Plan (Form S-8 No. 33-47358) of our report dated
January 29, 1997, with respect to the consolidated financial statements of Analytical Systems Engineering Corporation, included in the current report on Form 8-K of Computer Data Systems, Inc.



                                                /s/ Anstiss & Co., P.C.
                                                Anstiss & Co., P.C.


Lowell, Massachusetts
August 19, 1997